Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

L-3 COMMUNICATIONS HOLDINGS, INC.

(hereinafter called the “Corporation”)

Dated ~~February 9~~October 18, 2016

Incorporated under the Laws of the State of Delaware

ARTICLE I

OFFICES AND RECORDS

Section 1.1 Registered Office. The registered office of the Corporation in the State of Delaware, and the name of the registered agent at such address, shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

Section 1.2 Other Offices. The Corporation may have such other offices, either within or outside the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 1.3 Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 2.1 Annual Meeting. An annual meeting of the stockholders of the Corporation for the election of directors shall be held on such date, and at such place (if any) and time, as may be fixed by resolution of the Board of Directors. Any other proper business may be transacted at the annual meeting.

Section 2.2 Special Meetings.

(A) Special meetings of the stockholders of the Corporation (i) may be called by the Chairman of the Board, if there be one, or the President, (ii) shall be called by the Chairman of the Board or the President at the request in writing of a majority of the Board of Directors, and (iii) shall be called by the Secretary upon the written request of one or more Proposing Person(s) (as defined below) who (x) have Net Long Beneficial Ownership (as defined below) of at least twenty percent (20%) of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”) at the time such special meeting request is validly delivered to the Secretary (the “Delivery Date”) and (y) have had continuous Net Long Beneficial Ownership of at least the Requisite Percentage for a minimum of one full year prior to the Delivery Date (the “Holding Requirement”), subject to and in compliance with this Section 2.2 and, to the extent applicable to special meetings of stockholders, Section 2.8. Compliance by the Proposing Person(s) with the requirements of this Section 2.2, Section 2.8, to the extent applicable to special meetings of stockholders, and related provisions of these Bylaws shall be determined in good faith by the Board of Directors, which determination shall be binding on the Corporation and its stockholders.

The term “Net Long Beneficial Ownership” (and its correlative terms), when used to describe the nature of a Proposing Person’s ownership of common stock of the Corporation, shall mean those shares of common stock of the Corporation as to which the Proposing Person in question possesses: (i) the sole power to vote or direct the voting of, (ii) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (iii) the sole power to dispose of or direct the disposition of. The number of shares calculated in accordance with clauses (i), (ii) and (iii) shall not include any shares that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act (as defined below)) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by a Proposing Person with respect to any shares of any class or series of shares of the Corporation.

“Proposing Person” shall mean the holder of record of common stock of the Corporation submitting a special meeting request and the beneficial owner of common stock, if any, on whose behalf such request is made; provided, however, that, with respect to the informational requirements of Section 2.2(B), if the record holder of such common stock is making the Special Meeting Request on behalf of the beneficial owner of such common stock, the term “Proposing Person” shall be deemed to refer solely to such beneficial owner.

(B) In order for a special meeting to be called upon stockholder request (a “Stockholder Requested Special Meeting”), one or more requests for a special meeting in the form required by this Section 2.2 must be signed by Proposing Person(s) holding the Requisite Percentage and be delivered to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested. Such request(s) shall: (i) set forth a statement of the specific purpose or purposes of the meeting and the matters proposed to be acted on at such special meeting; (ii) bear the date of signature of each such Proposing Person signing the request; (iii) set forth (a) the name and address of each Proposing Person signing such request, (b) the class and the number of shares of common stock of the Corporation which are owned of record or beneficially by such Proposing Person, (c) the class and number of shares of capital stock of the Corporation representing such Proposing Person’s Net Long Beneficial Ownership, including a description of all securities or other instruments relating thereto, (d) documentary evidence that the Proposing Person(s) have had continuous Net Long Beneficial Ownership of the Requisite Percentage for a minimum of one full year prior to the Delivery Date, and (e) a certification that the Proposing Person satisfies the Net Long Beneficial Ownership requirement and the Holding Requirement of these Bylaws; (iv) contain the information required by Section 2.8 of these Bylaws as if incorporated in this Section 2.2; (v) contain a representation that the Proposing Person intends to hold the shares of common stock of the Corporation described in clause (iii) of this Section 2.2(B) through the date of the Stockholder Requested Special Meeting; and (vi) contain an acknowledgement by such Proposing Person that any reduction in such stockholder’s Net Long Beneficial Ownership with respect to which the special meeting request relates following the Delivery Date shall constitute a revocation of such request to the extent of such reduction. Any Proposing Person may revoke a request for a Stockholder Requested Special Meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation. If, following any such revocation (or any deemed revocation hereunder), at any time before the date of the Stockholder Requested Special Meeting, the remaining requests are from Proposing Person(s) holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, shall cancel the Stockholder Requested Special Meeting.

(C) Notwithstanding the foregoing, the Secretary shall not be required to call a Stockholder Requested Special Meeting if: (i) the Board of Directors has called or calls an annual or special meeting of stockholders to be held not later than one hundred twenty (120) days after the Delivery Date at which an identical or substantially similar item (a “Similar Item” and, for purposes of this clause (C), the removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) to that included in such request will be presented; or (ii) the special meeting request (a) is received by the Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (b) contains a Similar Item to an item that was presented at any meeting of stockholders held within one year prior to the Delivery Date; (c) relates to an item of business that is not a proper subject for action by the stockholders of the Corporation under applicable law; (d) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (e) does not comply with the provisions of this Section 2.2 or, to the extent applicable, Section 2.8.

(D) Any special meeting of stockholders, including any Stockholder Requested Special Meeting, shall be held at such date, time and place, if any, as may be fixed by the Board of Directors in accordance with these Bylaws and in compliance with applicable law; provided that a Stockholder Requested Special Meeting shall be held within one hundred twenty (120) days after the Delivery Date.

(E) Any Proposing Person who delivered a valid special meeting request shall further update and supplement such request, if necessary, so that the information provided or required to be provided in such request shall be true and correct: (i) as of the record date for notice of the Stockholder Requested Special Meeting, and (ii) as of the date that is fifteen (15) days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for the Stockholder Requested Special Meeting (in the case of the update and supplement required to be made as of the record date), and not later than ten (10) days prior to the date for the Stockholder Requested Special Meeting or, if practical, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Stockholder Requested Special Meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of fifteen (15) days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof).

(F) Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to a vote of the stockholders at any Stockholder Requested Special Meeting.

Section 2.3 Place of Meeting; Meetings by Remote Communication. (A) The Board of Directors may designate the place, if any, of any meeting of the stockholders, or may direct that the meeting be held solely by means of remote communication. If the Board of Directors does not (x) designate the place of any meeting or (y) direct that the meeting be held solely by means of remote communication, the meeting shall be held at the principal office of the Corporation.

(B) If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (b) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.4 Notice of Meeting. Unless otherwise required by law, a notice, stating the place of the meeting (or the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and entitled to vote at such meeting), the record date for determining stockholders entitled to vote at such meeting if such date is different from the record date for determining stockholders entitled to notice of such meeting, the date and time of any meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record as of the record date for determining stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware. Any previously scheduled meeting of the stockholders may be postponed, canceled or rescheduled by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 2.5 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, provided that where a separate vote by a class or series (or classes or series) is required, the holders of a majority in voting power of the shares of such class or series (or classes or series) shall constitute a quorum entitled to take action with respect to that vote on that matter. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The chairman of the meeting or a majority in voting power of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Section 2.6 Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation, each director shall be elected by the vote of a majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided that if, as of the tenth (10th) day preceding the date the Corporation first transmits its notice of meeting for such meeting to the stockholders of the Corporation, or, at any time thereafter, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 2.6, a majority of the votes cast in respect of the election of any director means that the number of votes cast “for” such director’s election must exceed the number of votes cast “against” such director’s election, and an abstention or broker non-vote will not count as a vote “for” or “against” a director’s election. All other matters presented to the stockholders at a meeting at which a quorum is present shall, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by a majority of the votes cast on such matter. Such votes may be cast in person or by proxy but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of such proxy or a new proxy bearing a later date. The Board of Directors, in its discretion, or the chairman of the meeting, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.7 Inspectors of Elections; Conduct of the Meeting.

(A) The Board of Directors by resolution may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

(B) The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. In addition to making any other determinations that may be appropriate to the conduct of the meeting, the chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such chairman should make such determination and declaration, any such matter or business not properly brought before the meeting shall not be transacted or considered at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.8 Notice of Stockholder Business and Nominations.

(A) Annual Meetings. (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.4 of these Bylaws, (b) by or at the direction of the Board of Directors or any committee thereof ~~or~~, (c) by any stockholder of the Corporation who is entitled to vote on such election or such other business at the meeting, who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation~~.~~ or (d) in the case of stockholder nominations to be included in the Corporation’s proxy statement for an annual meeting of stockholders, by a Nominator or Nominator Group (each, as defined below) who satisfies the notice, ownership and other requirements of Section 2.9 of these Bylaws.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.8(A)(1)(c), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the current year’s annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, or if no such meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such current year’s annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement and/or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has or have been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record or beneficial owner of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 2.8 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.8 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting in compliance with Article II, Section 2.4 of these Bylaws. The proposal by stockholders of any business to be conducted at a special meeting of stockholders may be made only pursuant to and in compliance with Section 2.2 of these Bylaws.

(C) General. (1) A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to paragraph (A)(2) or paragraph (B) of this Section 2.8 or pursuant to Section 2.9) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof).

(2) The Corporation may require any proposed nominee for election to the Board of Directors to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.8 or pursuant to Section 2.9, as applicable, shall be eligible to be elected at a meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.8 or Section 2.9, as applicable. Except as otherwise provided by law, with respect to nominations and other business proposed to be brought pursuant to Section 2.8(A)(1)(c), the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.8 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 2.8) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.8, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.8, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.8 and Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(4) For purposes of this Section 2.8 and Section 2.9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(5) For purposes of this Bylaw, no adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 2.8, and in order for any notification required to be delivered by a stockholder pursuant to this Section 2.8 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(6) Notwithstanding the foregoing provisions of this Section 2.8 or the provisions of Section 2.9 below, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.8, Section 2.9 and in Section 2.2 (as applicable); provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.8 (including paragraphs (A)(1)(c) and (A)(1)(d) hereof), Section 2.9 and Section 2.2 (as applicable), and compliance with paragraphs (A)(1)(c) and (A)(1)(d) of this Section 2.8 and Section 2.2 (as applicable) shall be the exclusive means for a stockholder to make nominations or submit other business (as applicable). Nothing in this Section 2.8, Section 2.9 or in Section 2.2 shall apply to the right, if any, of the holders of any series of Preferred Stock (as defined in the Certificate of Incorporation of the Corporation) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.9 Proxy Access.

(A) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, in addition to any persons nominated for election to the Board of Directors by or at the direction of the Board of Directors, subject to the provisions of this Section 2.9, the Corporation shall (1) include in its notice of annual meeting and proxy materials, as applicable, for any annual meeting of stockholders (a) the name of any person nominated for election (the “Stockholder Nominee”) by a stockholder who (i) is a stockholder of record of the Corporation as of the date that the Notice of Proxy Access Nomination (as defined below) is received by the Corporation in accordance with this Section 2.9, (ii) is entitled to vote for the election of directors at the annual meeting and (iii) satisfies the notice, ownership and other requirements of this Section 2.9 (such stockholder, together with the beneficial owner of such shares, a “Nominator”) or by a group of no more than 20 such stockholders (such stockholders, together with the beneficial owners of such shares, a “Nominator Group”) that, collectively as a Nominator Group, satisfies the notice, ownership and other requirements of this Section 2.9 applicable to a Nominator Group; provided that, in the case of a Nominator Group, each member thereof (each a “Group Member”) shall have satisfied the notice, ownership and other requirements of this Section 2.9 applicable to Group Members, and (b) subject to paragraph (I) of this Section 2.9, if the Nominator or the Nominator Group, as applicable, so elects, the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group; and (2) include such Stockholder Nominee’s name on any ballot distributed at such annual meeting and on the Corporation’s proxy card (or any other format through which the Corporation permits proxies to be submitted) distributed in connection with such annual meeting. Nothing in this Section 2.9 shall limit the Corporation’s ability to solicit against, and include in its proxy materials its own statements relating to, any Stockholder Nominee, Nominator or Nominator Group, or to include such Stockholder Nominee as a nominee of the Board.

(B) Maximum Number of Stockholder Nominees. At each annual meeting of stockholders, a Nominator or Nominator Group may nominate one or more Stockholder Nominees for election at such meeting pursuant to this Section 2.9; provided that the maximum number of Stockholder Nominees nominated by all Nominators and Nominator Groups (including Stockholder Nominees that were submitted by a Nominator or Nominator Group for inclusion in the Corporation’s proxy materials pursuant to this Section 2.9 but either are subsequently withdrawn, disregarded, declared invalid or ineligible pursuant to this Section 2.9 or that the Board of Directors determines to nominate as Board of Directors nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the total number of independent directors (as defined below) in office as of the Final Proxy Access Deadline (as defined below), or if such number is not a whole number, the closest whole number below 20% (the “Maximum Number”). The Maximum Number shall be reduced, but not below zero, by the sum of (x) the number of persons that the Board of Directors decides to nominate pursuant to an agreement, arrangement or other understanding with one or more stockholders of record or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this Section 2.9; and (y) the number of persons that the Board of Directors decides to nominate for re-election who were previously elected to the Board of Directors based on a nomination made pursuant to this Section 2.9 or pursuant to an agreement, arrangement or other understanding with one or more stockholders of record or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this Section 2.9, in each case, at one of the previous two annual meetings. If one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Deadline but before the date of the applicable annual meeting of stockholders and the Board of Directors determines to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of independent directors (as defined below) in office as so reduced. Any Nominator or Nominator Group submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.9 shall rank in its Notice of Proxy Access Nomination such Stockholder Nominees based on the order that the Nominator or Nominator Group desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Nominators or Nominator Groups pursuant to this Section 2.9 exceeds the Maximum Number. In the event that the number of Stockholder Nominees submitted by Nominators or Nominator Groups pursuant to this Section 2.9 exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.9 from each Nominator and Nominator Group will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, beginning with the Nominator or Nominator Group with the largest number of shares disclosed as owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the Corporation and proceeding through each Nominator or Nominator Group in descending order of ownership. If the Maximum Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.9 from each Nominator and Nominator Group has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached. If, after the Final Proxy Access Deadline, whether before or after the mailing of the Corporation’s definitive proxy statement, (i) a Stockholder Nominee who satisfies the requirements of this Section 2.9 is thereafter nominated by the Board of Directors, (ii) a Stockholder Nominee who satisfies the requirements of this Section 2.9 becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.9, becomes unwilling to serve on the Board of Directors, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation or (iii) a Nominator or Nominator Group withdraws its nomination or becomes ineligible, in the case of clauses (ii) or (iii) as determined by the Board of Directors or the chairman of the meeting, then the Stockholder Nominee shall be disregarded, no replacement nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director in substitution thereof and the Corporation (1) may omit from its proxy materials information concerning such Stockholder Nominee and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy materials, that the Stockholder Nominee will not be eligible for election at the annual meeting of stockholders and will not, or will no longer, be included as a Stockholder Nominee in the proxy materials.

(C) Notice of Proxy Access Nomination. To nominate a Stockholder Nominee, the Nominator or Nominator Group shall submit to the Secretary the information required by this Section 2.9 on a timely basis. To be timely, the Notice of Proxy Access Nomination must be addressed to and received by the Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date on which the Corporation’s definitive proxy statement was released to stockholders in connection with the prior year’s annual meeting; provided, however, that if the annual meeting is convened more than 20 days prior to or delayed by more than 70 days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the Notice of Proxy Access Nomination must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which a public announcement of the date of the annual meeting is first made (the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.9, the “Final Proxy Access Deadline”); provided further that in no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period or extend any time period for the receipt of the information required by this Section 2.9. The written notice required by this Section 2.9 ( the “Notice of Proxy Access Nomination”) shall include:

(1) a written notice of the nomination by such Nominator or Nominator Group expressly requesting to have its Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 2.9 that includes, with respect to the Stockholder Nominee and the Nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, with respect to each Group Member (including any beneficial owner on whose behalf the nomination is made), all of the representations, agreements and other information required in a stockholder’s notice submitted pursuant to Section 2.8(A)(1)(c);

(2) if the Nominator or Nominator Group so elects, a written statement of the Nominator or Nominator Group for inclusion in the Corporation’s proxy statement in support of the election of the Stockholder Nominee(s) to the Board of Directors, which statement shall not exceed 500 words with respect to each Stockholder Nominee (the “Nomination Statement”);

(3) in the case of a nomination by a Nominator Group, the designation by all Group Members of one specified Group Member (or a qualified representative thereof) that is authorized to act on behalf of all Group Members with respect to the nomination and matters related thereto, including withdrawal of the nomination;

(4) a representation by the Stockholder Nominee and the Nominator or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made), that such person has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement, that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading;

(5) a statement of the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made), setting forth and certifying the number of shares such Nominator or Nominator Group is deemed to own (as determined in accordance with paragraph (D) of this Section 2.9) continuously for at least three years as of the date of the Notice of Proxy Access Nomination and one or more written statements from the stockholder of record of the Required Shares (as defined below), and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within seven days prior to the date that the Notice of Proxy Access Nomination is received by the Secretary, the Nominator or the Nominator Group, as the case may be, owns, and has owned continuously for the preceding three years, the Required Shares, and the Nominator’s or, in the case of a Nominator Group, each Group Member’s, agreement to provide (a) within seven days after the record date for the applicable annual meeting, written statements from the stockholder of record and intermediaries verifying the Nominator’s or the Nominator Group’s, as the case may be, continuous ownership of the Required Shares through the record date; provided that if and to the extent that a stockholder of record is acting on behalf of one or more beneficial owners, such written statements shall also be submitted by any such beneficial owner or owners, and (b) immediate notice if the Nominator or the Nominator Group, as the case may be, ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders;

(6) a copy of any Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(7) a representation by the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made): (a) that the Required Shares were acquired in the ordinary course of business and not with intent to change or influence control of the Corporation, and each such person does not presently have such intent, (b) that each such person will maintain ownership (as defined in this Section 2.9) of the Required Shares through the date of the applicable annual meeting of stockholders along with a further representation as to what such person’s intentions are with respect to continuing to own the Required Shares for at least one year thereafter (which representation the Nominator or Nominator Group shall include in its Nomination Statement, it being understood that the inclusion of such representation shall not count towards the Nomination Statement’s 500-word limit) and intends to maintain qualifying ownership for at least one year following the meeting, (c) that each such person has not nominated, and will not nominate, for election to the Board of Directors at the applicable annual meeting any person other than its Stockholder Nominee(s) pursuant to this Section 2.9, (d) that each such person has not distributed, and will not distribute, to any stockholder or beneficial owner any form of proxy for the applicable annual meeting other than the form distributed by the Corporation, (e) that each such person has not engaged, and during the period commencing with the submission of the Notice of Proxy Access Nomination and ending on the later of (i) the first anniversary of the annual meeting to which the Notice of Proxy Access Nomination related or (ii) the date on which no Stockholder Nominee previously nominated by each such person is currently serving on the board, will not directly or indirectly engage in, and has not been and will not be a participant (as defined in Schedule 14A under the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than a nominee of the Board of Directors and (f) that each such person consents to the public disclosure of the information provided pursuant to this Section 2.9;

(8) an executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominator and any beneficial owner on whose behalf the nomination is made or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) agrees to (a) comply with all applicable laws, rules and regulations arising out of or relating to the nomination of each Stockholder Nominee pursuant to this Section 2.9, including, without limitation, with respect to any solicitation in connection with the annual meeting of stockholders or applicable to the filing and use, if any, of soliciting material, (b) assume all liability stemming from any legal or regulatory violation arising out of the communications and information provided by such person(s) to the Corporation and its stockholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement, (c) indemnify and hold harmless the Corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, arising out of or relating to any nomination submitted by such person(s) pursuant to this Section 2.9, (d) file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders and beneficial owners relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required by Regulation 14A under the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A under the Exchange Act, (e) furnish to the Corporation all updated information required by this Section 2.9, including, without limitation, the information required by paragraph (E) of this Section 2.9 and (f) upon request, provide to the Corporation within five business days after such request, but in any event prior to the day of the annual meeting of stockholders, such additional information as reasonably requested by the Corporation; and

(9) a letter of resignation signed by each Stockholder Nominee, which letter shall specify that such Stockholder Nominee’s resignation is irrevocable and that it shall become effective upon a determination by the Board of Directors or any committee thereof that (a) any of the information provided to the Corporation by the Nominator, the Nominator Group, any Group Member, any beneficial owner on whose behalf the nomination was made or the Stockholder Nominee in respect of the nomination of such Stockholder Nominee pursuant to this Section 2.9 is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or (b) the Stockholder Nominee, the Nominator, the Nominator Group or any Group Member, any beneficial owner on whose behalf the nomination was made or any affiliate thereof shall have breached any of its representations, obligations or agreements under this Section 2.9.

(D) Ownership. To nominate any such Stockholder Nominee pursuant to this Section 2.9, the Nominator shall have owned or, in the case of a Nominator Group, collectively as a Nominator Group owned shares representing 3% or more of the voting power entitled to vote generally in the election of directors (the “Required Shares”) continuously for at least three years as of both the date the Notice of Proxy Access Nomination is submitted to the Corporation and the record date for determining stockholders eligible to vote at the annual meeting of stockholders and must continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is submitted to the Corporation and the date of the applicable annual meeting; provided that if and to the extent a stockholder of record is acting on behalf of one or more beneficial owners (i) only the shares owned by such beneficial owner or owners, and not any other shares owned by any such stockholder, shall be counted for purposes of satisfying the foregoing ownership requirement and (ii) the aggregate number of stockholders and all such beneficial owners whose share ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20, provided that, at least one Group Member shall have owned shares representing 1% or more of the voting power entitled to vote generally in the election of directors continuously for at least three years as of both the date the Notice of Proxy Access Nomination is submitted to the Corporation and the record date for determining stockholders eligible to vote at the annual meeting of stockholders and must continue to own such shares at all times between the date the Notice of Proxy Access Nomination is submitted to the Corporation and the date of the applicable annual meeting. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in the Investment Corporation Act of 1940, as amended, shall be treated as one stockholder or beneficial owner, as the case may be, for the purpose of satisfying the foregoing ownership requirements; provided that each fund otherwise meets the requirements set forth in this Section 2.9; and provided further that any such funds for which shares are aggregated for the purpose of satisfying the foregoing ownership requirements provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy the criteria for being treated as one stockholder within seven days after the Notice of Proxy Access Nomination is delivered to the Corporation. No shares may be attributed to more than one Nominator or Nominator Group, and no stockholder or beneficial owner may be a member of more than one Nominator Group (other than a stockholder directed to act by more than one beneficial owner) for the purposes of this Section 2.9.

For purposes of calculating the Required Shares under this Section 2.9, “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (i) and (ii) above shall not include any shares (1) that a person or any of its affiliates has sold in any transaction that has not been settled or closed, including any short sale, (2) that a person or any of its affiliates has borrowed for any purposes or purchased pursuant to an agreement to resell or (3) that are subject to any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) or similar agreement entered into by a person or any of its affiliates, whether any such security, instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any case in which such security, instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s or such person’s affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such person’s or such person’s affiliates’ shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five business days’ notice, will vote such shares at the annual meeting of stockholders and will hold such shares through the date of the annual meeting. The determination of whether the requirements of “ownership” of shares for purposes of this Section 2.9 are met shall be made by the Board of Directors or chairman of the meeting, which determination shall be conclusive and binding on the Corporation, its stockholders, beneficial owners and all other parties. For the purposes of this Section 2.9, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For the purposes of this Section 2.9, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act.

(E) Notice of Defect. For the avoidance of doubt, with respect to any nomination submitted by a Nominator Group pursuant to this Section 2.9, the information required by paragraphs (C) and (F) of this Section 2.9 to be included in the Notice of Proxy Access Nomination shall be provided by each Group Member (including any beneficial owner on whose behalf the nomination is made) and each such Group Member (including any beneficial owner on whose behalf the nomination is made) shall execute and deliver to the Secretary the representations and agreements required under paragraph (C) of this Section 2.9 at the time the Notice of Proxy Access Nomination is submitted to the Corporation. In the event that the Nominator, Nominator Group or any Group Member shall have breached any of their agreements with the Corporation or any information included in the Nomination Statement or the Notice of Proxy Access Nomination, or any other communications by the Nominator, Nominator Group or any Group Member (including any beneficial owner on whose behalf the nomination is made) with the Corporation or its stockholders, ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading), each Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made), as the case may be, shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.9. All such information required to be included in the Notice of Proxy Access Nomination shall be updated and supplemented, if necessary, in accordance with Section 2.8(C)(1). Notwithstanding anything to the contrary set forth herein, if any Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made) has failed to comply with the requirements of this Section 2.9, the Board of Directors or the chairman of the meeting shall declare the nomination by such Nominator or Nominator Group to be invalid, and such nomination shall be disregarded.

(F) Stockholder Nominee Requirements.

(1) Within the time period specified in this Section 2.9 for delivering the Notice of Proxy Access Nomination, each Stockholder Nominee must deliver to the Secretary a written representation and agreement, which shall be deemed a part of the Notice of Proxy Access Nomination for purposes of this Section 2.9, that such person: (1) consents to be named in the proxy statement as a nominee, to serve as a director on the Corporation’s Board of Directors if elected and to the public disclosure of the information provided pursuant to this Section 2.9; (2) understands his or her duties as a director under the General Corporation Law of the State of Delaware and agrees to act in accordance with those duties while serving as a director; (3) is not and will not become a party to (x) any agreement, arrangement or other understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question to be decided by the Board of Directors or that otherwise relates to the Corporation or the Stockholder Nominee’s service on the Board of Directors (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (4) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or other understanding with any person other than with the Corporation that has not been disclosed to the Corporation, including any agreement to indemnify such Stockholder Nominee for obligations arising as a result of his or her service as a director of the Corporation, and has not and will not receive any such compensation or other payment from any person other than the Corporation that has not been disclosed to the Corporation, in each case, in connection with such nominee’s nomination, service or action as a director of the Corporation; (5) if elected as a director of the Corporation, will comply with all applicable laws and stock exchange listing standards and the Corporation’s policies, guidelines and principles applicable to directors, including, without limitation, the Corporation’s Corporate Governance Guidelines, Code of Ethics and Business Conduct, confidentiality, share ownership and trading policies and guidelines, and any other codes, policies and guidelines of the Corporation or any rules, regulations and listing standards, in each case, as applicable to directors; and (6) will provide facts, statements and other information in all communications with the Corporation and its stockholders and beneficial owners that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(2) At the request of the Corporation, each Stockholder Nominee must promptly submit (but in no event later than seven days after receipt of the request) to the Secretary all completed and signed questionnaires required of directors. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each nominee is independent, including for purposes of serving on the committees of the Board, under the listing standards of each principal securities exchange upon which the shares are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to directors (referred to herein as an “independent director”).

(3) In the event that the Stockholder Nominee shall have breached any of their agreements with the Corporation or any information or communications provided by a Stockholder Nominee to the Corporation or its stockholders and beneficial owners ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to make such information or communication true and correct, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.9.

(G) Exclusions. In the event any Nominator or Nominator Group (or any beneficial owner on whose behalf the nomination is made) submits a nomination at an annual meeting of stockholders pursuant to this Section 2.9 and either (a) such Nominator or any Group Member of such Nominator Group (or any beneficial owner on whose behalf the nomination is made) had nominated (or been a Group Member (or a beneficial owner on whose behalf the nomination is made) of a nominator group that had nominated) a nominee for election to the Board of Directors pursuant to this Section 2.9 at any of the previous two annual meetings and such nominee shall not have received at least 10% of the votes cast in favor of such nominee’s election or such nominee withdrew from or became ineligible or unavailable for election to the Board of Directors, or (b) such Stockholder Nominee shall have been nominated for election pursuant to this Section 2.9 at any of the previous two annual meetings of stockholders and such Stockholder Nominee shall not have received at least 25% of the votes cast in favor of such nominee’s election or such nominee withdrew from or became ineligible or unavailable for election to the Board of Directors, then such nomination shall be disregarded. Any Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made) whose Stockholder Nominee is elected as a director at the annual meeting of stockholders will not be eligible to nominate or participate in the nomination of a Stockholder Nominee for the following two annual meetings of stockholders other than the nomination of such previously elected Stockholder Nominee.

(H) Disqualification. Notwithstanding anything to the contrary contained in this Section 2.9, the Corporation shall not be required to include, pursuant to this Section 2.9, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to submit the nomination of a Stockholder Nominee to a vote at the annual meeting of stockholders, notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(1) for any meeting for which the Secretary receives notice that any stockholder or beneficial owner, as the case may be, intends to nominate one or more persons for election to the Board of Directors pursuant to Section 2.8(A)(1)(c);

(2) if any person is nominated pursuant to an agreement, arrangement or other understanding with one or more stockholders or beneficial owners, as the case may be, in lieu of such person being formally proposed as a nominee for election to the Board of Directors pursuant to Section 2.8(A)(1)(c) or if any director then in office was previously nominated by a stockholder or pursuant to Section 2.8(A)(1)(c) or pursuant to an agreement, arrangement or other understanding with one or more stockholders or beneficial owners, as the case may be, in lieu of such person being formally proposed as a nominee for election to the Board of Directors pursuant to Section 2.8(A)(1)(c), in each case, at one of the previous two annual meetings of stockholders;

(3) who is not determined by the Board of Directors in its sole discretion to be independent under the listing standards of each principal securities exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, Company’s Directors, including those applicable to a Director’s service on any of the committees of the Board of Directors, in each case, as determined by the Board of Directors or any committee thereof, in its sole discretion;

(4) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Corporation’s Certificate of Incorporation, the rules and listing standards of the principal securities exchanges upon which the shares of the Corporation are listed, or any applicable law, rule or regulation or of any publicly disclosed standards of the Corporation applicable to directors, in each case, as determined by the Board of Directors in its sole discretion;

(5) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;

(6) whose business or personal interests place such Stockholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Stockholder Nominee to violate any fiduciary duties of directors established pursuant to the General Corporation Law of the State of Delaware, including but not limited to, the duty of loyalty and duty of care, as determined by the Board of Directors in its sole discretion;

(7) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(8) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended;

(9) if the Stockholder Nominee or Nominator (or any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (or any beneficial owner on whose behalf the nomination is made) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof in its sole discretion;

(10) the Nominator (or a qualified representative thereof) or, in the case of a Nominator Group, the representative designated by the Nominator Group in accordance with subparagraph (3) of paragraph (C) of this Section 2.9 (or a qualified representative thereof), or the Stockholder Nominee does not appear at the applicable annual meeting of stockholders to present the Stockholder Nominee for election;

(11) if the Nominator (or any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (or any beneficial owner on whose behalf the nomination is made) has engaged in or is currently engaged in, or has been or is a participant (as defined in Schedule 14A under the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than a nominee of the Board; or

(12) the Nominator or, in the case of a Nominator Group, any Group Member, or applicable Stockholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these Bylaws, including, without limitation, this Section 2.9.

For the purpose of this paragraph (H), subparagraphs (3) through (12) will result in the exclusion from the proxy materials pursuant to this Section 2.9 of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Stockholder Nominee and, in either case, the inability of the Nominator or Nominator Group that nominated such Stockholder Nominee to substitute another Stockholder Nominee therefor; however, subparagraphs (1) and (2) will result in the exclusion from the proxy materials pursuant to this Section 2.9 of all Stockholder Nominees for the applicable annual meeting of stockholders, or, if the proxy statement already has been filed, the ineligibility of all Stockholder Nominees.

(I) Nomination Statement. Notwithstanding anything to the contrary contained in this Section 2.9, the Corporation may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the Board of Directors determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(J) Exclusivity. The Board of Directors (or any other person or body authorized by the Board of Directors) shall have the exclusive power and authority to interpret the provisions of this Section 2.9 and make all determinations deemed necessary or advisable in connection with this Section 2.9 to any person, facts or circumstances. All such actions, interpretations and determinations that are done or made by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be final, conclusive and binding on the Corporation, its stockholders and beneficial owners and all other parties. This Section 2.9 shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials.

Section ~~2.9~~2.10 Fixing Date for Determination of Stockholders of Record.

(A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. Except as otherwise provided by the Certificate of Incorporation or the General Corporation Law of the State of Delaware, the business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

Section 3.2 Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. ~~A director of the Corporation~~ Directors shall be elected ~~to hold office until the expiration of the term for which such person is elected and until such person’s successor shall be duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal. Commencing at the annual meeting of stockholders that is scheduled to be held in calendar year 2014 (the “2014 Annual Meeting”), the directors of the Corporation shall be elected annually for terms of one year, except that any director in office at the 2014 Annual Meeting whose term expires at the annual meeting of stockholders scheduled to be held in calendar year 2015 or calendar year 2016, shall continue to hold office until the end of the term for which such director was elected and until such director’s successor shall have been elected or qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.~~by stockholders at their annual meeting, and the term of each director shall be as set forth in the Certificate of Incorporation.

Section 3.3 Regular Meetings. A meeting of the Board of Directors shall be held without other notice than this Bylaw immediately prior to or after, and at the same place (if any) as, each annual meeting of stockholders. If the annual meeting of stockholders is not held at a place, such meeting of the Board of Directors may be held by teleconference or at such place as may be determined by resolution of the Board of Directors, notice of which shall be provided in accordance with Section 3.5 of these Bylaws. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 3.4 Special Meetings. Special meetings of the Board of Directors shall be called by the Chairman of the Board or the President or by the Chairman of the Board, the President or the Secretary at the request of a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 3.5 Notice. Notice of any special meeting shall be given to each director at such director’s business or residence in writing or by telephone or facsimile or electronic transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least three (3) days before such meeting. If by telephone, facsimile or electronic transmission, the notice shall be given at least twenty-four (24) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

Section 3.6 Quorum. Unless the Certificate of Incorporation provides otherwise, a majority of the total number of directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.7 Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy in the Board of Directors resulting from the death, resignation, retirement, disqualification or removal of any director, or any newly created directorship resulting from an increase in the authorized number of directors, shall be filled exclusively by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.8 Committees of the Board of Directors. The Board of Directors may designate one or more committees to exercise, subject to applicable law and the resolutions of the Board of Directors designating and empowering such committee, any or all powers of the Board of Directors. Each such committee shall consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may, to the extent permitted by law, exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these Bylaws. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Except as otherwise provided by law, the presence of a majority of the members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee.

ARTICLE IV

OFFICERS

Section 4.1 Elected Officers. The elected officers of the Corporation shall be a President, a Secretary, a Treasurer, and such other officers as the Board of Directors from time to time may deem proper, including one or more vice presidents, assistant treasurers and assistant secretaries. In addition, the Board of Directors at any time and from time to time may elect a

Chairman of the Board from among its members. A director serving as Chairman of the Board may be, but need not be, an elected officer. All officers chosen by the Board of Directors shall each have such powers and duties as from time to time may be conferred by the Board of Directors.

Section 4.2 Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held immediately prior to or after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting such election shall be held as soon thereafter as convenient. Subject to Section 4.5 of these By-Laws, each officer shall hold office until such officer’s successor shall have been duly elected and shall have qualified or until such officer’s earlier death or resignation.

Section 4.3 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President. The Secretary shall have the custody of the seal of the Corporation and see that the same is affixed to all instruments requiring it.

Section 4.4 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in the depository or depositaries of the Corporation. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

Section 4.5 Removal. Any officer elected by the Board of Directors may be removed by a majority of the Board of Directors, with or without cause. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such officer’s successor or such officer’s death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 4.6 Vacancies. A newly created office and a vacancy in any office because of death, resignation, removal or other cause may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

ARTICLE V

STOCK CERTIFICATES; UNCERTIFICATED SHARES

Section 5.1 Form. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or the President or a vice president, and by the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary, of the Corporation representing the number of shares registered in certificate form. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 5.2 Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his, her or its legal representative, to give the Corporation a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner in an amount sufficient to indemnify the Corporation against any claim that may be made against it in connection therewith.

Section 5.3 Transfers. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof (to the extent extend evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation and of the certificates, if any, representing such shares.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 6.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

Section 6.3 Seal. The corporate seal shall be in such form as the Board of Directors shall prescribe.

Section 6.4 List of Stockholders Entitled To Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 6.4 or to vote in person or by proxy at any meeting of stockholders.

Section 6.5 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors need be specified in any waiver of notice of such meeting.

Section 6.6 Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

Section 6.7 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, unless otherwise specified in said notice. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section 6.8 Indemnification and Insurance. (A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (B) of this Section 6.8 of this Bylaw with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized in the first instance by the Board of Directors of the Corporation.

(B) If a claim under paragraph (A) of this Section 6.8 of this Bylaw is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, or if a claim for any advancement of expenses under this Section 6.8 is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced, the claimant may at any time thereafter (but not before) bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, any committee of the Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, any committee of the Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(C) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

(D) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

(E) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(F) The right to indemnification conferred in this Bylaw on the persons entitled thereto shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, such advancement shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Bylaw or otherwise.

(G) For the avoidance of doubt, claimant’s right to indemnification and advancement of expenses provided under this Article VI shall (i) vest at the time that such claimant becomes a director or officer of the Corporation or at the time such claimant becomes a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at the request of the Corporation and (ii) continue as to the claimant even though such claimant may have ceased to be a director or officer of the Corporation.

(H) Any amendment or modification of these Bylaws affecting a claimant’s right to indemnification or the advancement of expenses provided under this Article VI shall not alter the claimant’s right to indemnification or the advancement of expenses with respect to such claimant’s conduct prior to the amendment or modification, without the express written consent of such claimant.

Section 6.9 Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.9.

ARTICLE VII

AMENDMENTS

Section 7.1 Amendments. Except as otherwise provided by the Certificate of Incorporation or applicable law, these Bylaws may be altered, amended, rescinded or repealed in whole or in part, or new Bylaws may be adopted by (i) the affirmative vote of a majority of the Board of Directors or (ii) the holders of a majority in voting power of the outstanding capital stock of the Corporation, provided that, in the case of any such amendment by the stockholders voted on at a meeting of stockholders, notice of the proposed change was given in the notice of the meeting of stockholders.

29